AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) is entered into as of June 1, 2010 by and among Ferro Finance Corporation, an Ohio corporation (“Seller”), Ferro Corporation, an Ohio corporation (“Ferro”), as initial Collection Agent, Wells Fargo Bank, N.A. (“Wells Fargo” or a “Purchaser” and, together with its successors and assigns, the “Purchasers”), successor by merger to Wachovia Bank, National Association, and Wells Fargo Bank, N.A., successor by merger to Wachovia Bank, National Association, in its capacity as Agent for the Purchasers (in such capacity, together with its successors and assigns, the “Agent”), with respect to that certain Receivables Purchase Agreement dated as of June 2, 2009 by and among the parties (as amended from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Agreement.

PRELIMINARY STATEMENTS

Seller and the Collection Agent desire to amend and extend the Agreement as hereinafter set forth.

Each Purchaser and the Agent is willing to agree to such amendment, on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendments.

1.1 Section 1.2 of the Agreement is hereby amended by deleting and restating the first sentence in its entirety as follows:

“If, on any Business Day prior to the Facility Termination Date, there is Investment Availability reflected on a Daily Report or Monthly Report, as applicable, in each case for the preceding reporting period, as applicable, Seller (or Collection Agent, on Seller’s behalf) may, if desired, request an Incremental Purchase in accordance with this Section 1.2.”

1.2 Section 1.2 of the Agreement is hereby amended by deleting and restating the third sentence in its entirety as follows:

“Each Purchase Notice shall be subject to Section 6.2 hereof and shall be irrevocable and shall specify the requested Purchase Price (which shall be at least $200,000 or a larger integral multiple of $100,000) and date of purchase (which shall be a Business Day) and the requested Yield Rate.”

1.3 Section 2.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.1 Turnover of Collections. On each Capital Settlement Date, Monthly Payment Date and each other Business Day as the Agent may request in its commercially reasonable discretion, all Collections and all payments required pursuant to Section 1.5 shall be paid by the Collection Agent to the Agent.”

1.4 Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 2.2 Mandatory Capital Settlement. If, on any Business Day, there is an Investment Excess reflected on the Daily Report or the Monthly Report for the preceding reporting period, as applicable, the Seller shall pay such Investment Excess to the Agent for distribution to the Purchasers (ratably in accordance with their respective Percentages) for application to the Aggregate Capital until such Investment Excess is eliminated.”

1.5 Section 5.1(l) is hereby amended by deleting and restating the last sentence in its entirety as follows:

“In the event that and on each Business Day for which the Agent has requested cash dominion pursuant to Section 2.1., Seller represents and warrants that each of the Lock-Box Banks has been duly instructed to wire all available funds in the Lock-Box Accounts to the Wachovia Account on each Business Day.”

1.6 Section 7.1(j) is hereby amended by deleting and restating the second sentence in its entirety as follows:

“In the event that and on each Business Day for which the Agent has requested cash dominion pursuant to Section 2.1., Seller will instruct each Lock-Box Bank to initiate a wire transfer of all available funds in each of its Lock-Box Accounts to the Wachovia Account not later than 4:00 p.m. (New York City time) on each Business Day.”

1.7 Section 8.2(b) is hereby amended by deleting and restating the first sentence in its entirety as follows:

“In the event that and on each Business Day for which the Agent has requested cash dominion pursuant to Section 2.1., the Collection Agent will instruct all Obligors to pay all Collections directly to a Lock-Box or Lock-Box Account and will instruct each Lock-Box Bank to initiate a wire transfer of all available funds in each Lock-Box Account to the Wachovia Account not later than 4:00 p.m. (New York City time) on each Business Day.”

1.8 Section 8.2(c) is hereby amended by deleting and restating the last sentence in its entirety as follows:

“In the event that and on each Business Day for which the Agent has requested cash dominion pursuant to Section 2.1., the Collection Agent shall segregate and deposit with a bank designated by the Agent all Collections of Receivables on the Business Day received by the Collection Agent, duly endorsed or with duly executed instruments of transfer.”

1.9 Section 8.5(a) of the Agreement is hereby amended and restated in its entirety as follows:

“(a) At such times as the Agent may request in its commercially reasonable discretion (other than a Permitted Ferro Holiday), the Collection Agent shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Agent and the Purchasers a Daily Report for the immediately preceding Business Day in the form of Exhibit X hereto (appropriately completed and executed), provided that the Agent shall request such Daily Reports at least two (2) Business Days prior to the requested date of delivery.”

1.10 The definition of “Amortization Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Amortization Date” means the earliest to occur of (a) the Business Day immediately prior to the occurrence of an Amortization Event set forth in Section 9.1(g), (b) the Business Day specified in a written notice from the Agent or any Purchaser following the occurrence and during continuation of any other Amortization Event, and (c) the date which is five (5) Business Days after the Agent’s receipt of written notice from Seller that it wishes to terminate the facility evidenced by this Agreement.

1.11 The definition of “Capital Settlement Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Capital Settlement Date” means the Business Day on which any Daily Report or Monthly Report revealing an Investment Excess is delivered.

1.12 Clause (c) of the definition of “Concentration Limit” set forth in Exhibit I to the Agreement is hereby amended by deleting the table contained therein and substituting therefor the table set forth below:

S&P Rating	Moody’s Rating	Allowable % of Adjusted Eligible Receivables

A-1+	P-1	10.00%

A-1	P-1	10.00%

A-2	P-2	8.00%

A-3	P-3	6.00%

Below A-3 or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	3.00%

1.13 The definition of “Dilution Reserve” set forth in Exhibit I to the Agreement is hereby amended by deleting “2.25” and substituting therefor “2.0”.

1.14 Clause (b) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“(b) which is not a Defaulted Receivable or owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,”

1.15 Clause (m) of the definition of “Eligible Receivable” set forth in Exhibit I to the Agreement is hereby amended by inserting the following at the end thereof:

”, and provided further that (i) Receivables which are or may be subject to a right of set-off as a result of an Originator’s possession or receipt of precious metal deposits from the related Obligor shall not, solely because of such right of set-off, be excluded as Eligible Receivables, but that (ii) the Agent may at any time and in its commercially reasonable discretion exclude such Receivables described in clause (i) of this proviso as Eligible Receivables.”

1.16 The definition of “Facility Termination Date” set forth in Exhibit I to the Agreement is hereby amended and restated in its entirety to read as follows:

“Facility Termination Date” means the earlier of (i) May 31, 2011, and (ii) the Amortization Date.

1.17 The definition of “Loss Reserve” set forth in Exhibit I to the Agreement is hereby amended by deleting “2.25” and substituting therefor “2.0”.

1.18 The definition of “Required Reserve Factor Floor” set forth in Exhibit I to the Agreement is hereby amended by deleting “19%” and substituting therefor “14%”.

Section 2. Representations. In order to induce the other parties hereto to consent to this Amendment: (a) Seller hereby makes each of its representations and warranties set forth in Section 5.1 (other than Section 5.1(m)) of the Agreement as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case Seller represents and warrants that such representations and warranties were true and correct in all material respects as of such earlier date, and (b) each of the Seller Parties hereby confirms that, as of the date of this Amendment, no event has occurred and is continuing that constitutes an Amortization Event or a Potential Amortization Event.

Section 3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon receipt by the Agent of counterparts hereof, duly executed by each of the parties hereto.

Section 4. Miscellaneous.

4.1. CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO).

4.2. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST ANY SELLER PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SELLER PARTY AGAINST THE AGENT OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT OR ANY PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK.

4.3. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT OR THE AGREEMENT AS AMENDED HEREBY OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

4.4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

4.5 Attorneys’ Fees. Following the execution and delivery of this Amendment, Ferro shall promptly pay outstanding legal fees of Greenberg Traurig, LLP, counsel to the Agent, in the amount of $5087.80.

4.6. Patriot Act. Agent hereby notifies you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it may be required to obtain, verify and record information that identifies Ferro, which information includes the name and address of Ferro and other information that will allow Bank to identify Ferro in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act. You agree to cause Company to provide Agent, prior to the date hereof, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

<Signature pages follow>IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

FERRO FINANCE CORPORATION, as Seller

By: /s/ Robert Gage
Name: Robert Gage
Title: Assistant Treasurer

FERRO CORPORATION, as Collection Agent

By: /s/ John T. Bingle
Name: John T. Bingle
Title: Treasurer

WELLS FARGO BANK, N.A.,

individually as a Purchaser and as Agent

By: /s/ William P. Rutkowski
Name: William P. Rutkowski
Title: Vice President